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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements of Galileo Corporation (Form S-3, Nos. 333-19391 and 333-46471) and in the Registration Statements (Form S-8, Nos. 2-92671, 33-5142, 33-47588, 33-47589, 333-02435, 333-23345, 333-23347, 333-48375) pertaining to the Stock
Option and Purchase Plans of Galileo Corporation of our report dated January 20, 1998, with respect to the financial statements of OFC Corporation as of December 31, 1997 and 1996, included in the Current Report on Form 8-K of Galileo Corporation dated January 30, 1998.

                                    /s/ Alexander, Aronson, Finning & Co., P.C.
                                    --------------------------------------------
                                    Alexander, Aronson, Finning & Co., P.C.





Westborough, Massachusetts
March 27, 1998

















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